UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 21, 2017

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)
(858) 726-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 21, 2017, Digirad Corporation (“Digirad” or the “Company”) entered into a Revolving Credit Agreement (the “Comerica Credit Agreement”) with Comerica Bank, a Texas banking association (“Comerica”).

The Comerica Credit Agreement is a five-year revolving credit facility (maturing in June 2022) with a maximum credit amount of $25,000,000 (the “Comerica Credit Facility”). The Company’s subsidiaries are guarantors under the Comerica Credit Facility. Under the Comerica Credit Facility, the Company can request the issuance of letters of credit in an aggregate amount not to exceed $1,000,000 at any one time outstanding.

At the Company’s option, the Comerica Credit Facility will bear interest at either (i) the LIBOR Rate, as defined in the Comerica Credit Agreement, plus a margin of 2.35%; or (ii) the PRR-based Rate, as defined below, plus a margin of 0.5%. As used in this Current Report on Form 8-K and in the Comerica Credit Agreement, “PRR Base Rate” means the greatest of (a) the Prime Rate in effect on such day (as defined in the Comerica Credit Agreement) plus 0.5%, or (b) the daily adjusting LIBOR Rate plus 2.50%.

The Company used a portion of the financing made available under the Comerica Credit Facility to refinance and terminate, effective as of June 21, 2017, that certain Credit Agreement, dated January 1, 2016, by and among Digirad, certain subsidiaries of Digirad identified on the signature pages thereof as “Borrowers”, the lenders party thereto, and Wells Fargo Bank, National Association as administrative agent and as sole lead arranger and sole book runner (the “Wells Fargo Credit Agreement”). The Wells Fargo Credit Agreement provided for a five-year credit facility with a maximum credit amount of $40,000,000. The Company did not incur an early termination penalty as a result of terminating the Wells Fargo Credit Agreement.

The Comerica Credit Agreement contains certain representations, warranties, events of default, as well as certain affirmative and negative covenants customary for credit agreements of this type. These covenants include restrictions on borrowings, investments and divestitures, as well as limitations on the Company’s ability to make certain restricted payments. These restrictions do not prevent or prohibit the payment of dividends by the Company consistent with past practice. Upon the occurrence and during the continuation of an event of default under the Comerica Credit Agreement, Comerica may, among other things, declare the loans and all other obligations under the Comerica Credit Agreement immediately due and payable and increase the interest rate at which loans and obligations under the Comerica Credit Agreement bear interest. Pursuant to a separate Security Agreement dated June 21, 2017, between the Company, its subsidiaries and Comerica Bank, the Comerica Credit Facility is secured by a first-priority security interest in substantially all of the assets (excluding real estate) of the Company and its subsidiaries and a pledge of all shares and membership interests of the Company’s subsidiaries.

The foregoing description of the Comerica Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Comerica Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.02.    Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above regarding the termination of the Wells Fargo Credit Agreement is incorporated into this Item 1.02 by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Comerica Credit Agreement described above under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Comerica Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Item 7.01.    Regulation FD Disclosure

On June 23, 2017, the Company issued a press release relating to the Comerica Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 attached to this Form 8-K and incorporated into this item 7.01 by reference.

Item 9.01.    Exhibits.

(a)    Exhibits

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated June 21, 2017 by and among Digirad Corporation and Comerica Bank.

99.1	Press Release, dated June 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:    June 23, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated June 21, 2017 by and among Digirad Corporation and Comerica Bank.

99.1	Press Release, dated June 23, 2017.